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                                                                      EXHIBIT 32

     CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

         I, Eugene V. N. Bissell, Chief Executive Officer, and I, Martha B. Lindsay, Chief Financial Officer, of each of AmeriGas Propane, Inc., a Pennsylvania corporation and the General Partner of AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), AmeriGas Finance Corp. ("Finance Corp."), AmeriGas Eagle Finance Corp. ("Eagle Finance Corp.") and AP Eagle Finance Corp. ("AP Finance Corp.") and collectively with the Partnership, Finance Corp. and Eagle Finance Corp., (the "Registrant") hereby certify that:

         (1) The Registrant's periodic report on Form 10-K for the period ended September 30, 2003 (the "Form 10-K") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

                                      * * *

CHIEF EXECUTIVE OFFICER                         CHIEF FINANCIAL OFFICER

/s/ Eugene V. N. Bissell                        /s/ Martha B.Lindsay
------------------------------------            -------------------------------
Eugene V. N. Bissell                            Martha B.Lindsay

Date: December 16, 2003                         Date: December 16, 2003

         A  signed  original  of  this  written  statement   required  by
         Section 906 has been provided to AmeriGas Partners, L.P., AmeriGas Finance Corp., AmeriGas Eagle Finance Corp. and AP Eagle Finance Corp. and will be retained by AmeriGas Partners, L.P., AmeriGas Finance Corp., AmeriGas Eagle Finance Corp. and AP Eagle Finance Corp. and furnished to the Securities and Exchange Commission or its staff upon request.